UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     December 31, 2008

Golden West Brewing Company, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	_000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

945 West 2nd Street Chico, California  95928
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (530) 894-7906

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBGLIATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

Effective December 31, 2008, Golden West Brewing, Inc., a Washington corporation (“Golden West”), a wholly-owned subsidiary of Golden West Brewing Company, Inc., a Delaware corporation (the “Company”), and the Company sold and issued a 6% convertible debenture in the principal amount of $200,000.

The entire principal balance plus all accrued and unpaid interest at the rate of six percent (6%) is due in full December 31, 2009.

The repayment of the debenture is secured by a UCC Security Agreement covering all of Golden West’s tangible and intangible assets and is further secured by a Hypothecation Agreement covering all of the Company’s shares of common stock of its subsidiary, Golden West.

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by the Company and its wholly-owned subsidiary, Golden West:

a.

Effective December 31, 2008, the Company and Golden West issued a 6% convertible debenture in the principal amount of $200,000 (the “Debenture”). The principal amount of the Debenture together with interest at the rate of 6% per annum is due and payable on or before December 31, 2009.  The Debenture is convertible, at the option of the holder, into shares of the Company’s common stock at a conversion price of $0.10 per share.

b.

No placement agent or finder was used in the offering.  The Debenture was offered to a total of one (1) investor, who qualifies as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act.

c.

See subparagraph (a) above.  No commissions or other fees were paid in connection with the transaction.

d.

The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Sections 4(2), 4(6) and 3(b) and Rule 506 of Regulation D thereunder.  The investor in the offering qualifies as an “accredited investor”.  In addition, the Securities, which were taken for investment purposes and not for resale, are subject to restrictions on transfer.  We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided the investor in the offering with disclosure of all aspects of our business, including providing the investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on our investigation, we believed that the accredited investor obtained all information regarding the Company that he requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

e.

Not applicable.

The proceeds of the offering will be used to provide working capital.

ITEM 9.01:     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit

Item	Title

99.1	Convertible Debenture dated December 31, 2008
99.2 99.3	Security Agreement dated December 31, 2008 Hypothecation Agreement dated December 31, 2008

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Golden West Brewing Company, Inc.

Date: January 6, 2009	By: __/s/ John C. Power________ John C. Power CEO & Director

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